Exhibit 10.12(a)

SUMMARY OF SALARIES FOR

NAMED EXECUTIVE OFFICERS

(as of December 31, 2011)

The following summarizes, as of December 31, 2011, the salaries of the Company’s Chief Executive Officer and the other officers who were named in the Summary Compensation Table in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders (the “Named Executive Officers”). Albert E. Heacox, Ph.D., retired from his employment with the Company effective December 31, 2011.

The executive officers of the Company serve at the discretion of the Board of Directors. The Compensation Committee of the Board reviews and determines the salaries that are paid to the Company’s executive officers, including the Named Executive Officers.

Named Executive Officer	Salary
Steven G. Anderson Chairman of the Board, President, and Chief Executive Officer	$637,806
D. Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	$361,424
Gerald B. Seery Senior Vice President, Sales and Marketing	$290,000
Jeffrey W. Burris Vice President and General Counsel	$290,000
Albert E. Heacox, Ph.D. Former Senior Vice President, Research and Development	$290,037